                                                                     EXHIBIT 2.2

                             AMENDMENT TO AGREEMENT
                             AND PLAN TO CONSOLIDATE


         THIS AMENDMENT TO AGREEMENT AND PLAN TO CONSOLIDATE (the "Amendment"), made effective this 10th day of September, 1998, between and among RESOURCE BANK, N.A., DALLAS, TEXAS ("Existing Bank") and TEXAS CAPITAL BANK, DALLAS, TEXAS ("Other Bank"), and joined in by TEXAS CAPITAL BANCSHARES, INC., a Delaware corporation ("Corporation") provides as follows:

                                   WITNESSETH:

         Existing Bank, Other Bank and Corporation have entered into that certain Agreement and Plan to Consolidate dated July 21, 1998 (the "Consolidation Agreement"), providing for the consolidation of Other Bank with and into Existing Bank. In connection with the consolidation, Corporation is offering shares of Corporation Common Stock in a private offering (the "Offering"). The Corporation has decided to change the minimum and maximum number of shares to be offered in the Offering. Existing Bank, Other Bank, and Corporation desire to amend the Consolidation Agreement to reflect the changes in the Offering and to reflect certain changes to the consummation date of the transaction.

         NOW, THEREFORE, in consideration of the premises, Existing Bank and Other Bank, joined by Corporation, hereby agree to amend the Consolidation Agreement as follows:

         1. Paragraph 10(e) of the Consolidation Agreement is hereby amended to read in its entirety as follows:

                  "(e) the Corporation shall have issued at least 4,000,000 shares of Corporation Common Stock at $12.50 per share pursuant to its private offering;"

         2. The first sentence of Paragraph 15 of the Consolidation Agreement is hereby amended to read in its entirety as follows:

                  "The closing date (the "Closing Date") shall be within ten business days after the later to occur of (i) the expiration of mandatory waiting periods associated with the last required regulatory approval of the Consolidation, or (ii) the Corporation's sale of not less than 4,000,000 shares of Corporation Common Stock in its private offering and the Corporation's actual receipt of $50,000,000 in unrestricted cash proceeds from subscriptions to its private offering."

         3. All other terms and conditions of the Consolidation Agreement shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Consolidation Agreement.



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         IN WITNESS WHEREOF, Existing Bank and Other Bank have caused this
Amendment to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and the directors constituting a majority of the Board of Directors of each such bank have hereunto subscribed their names.

                                                    RESOURCE BANK, N.A
[SEAL]

                                                    By: /s/ GEORGE F. JONES, JR.
                                                       -------------------------
                                                         Chairman of the Board
ATTEST:

/s/ GARY FLEMMONS
-------------------------
Cashier



                         A MAJORITY OF THE DIRECTORS OF
                               RESOURCE BANK, N.A.


/s/ VINCE A. ACKERSON                              /s/ C. KEITH CARGILL
---------------------------------                 ------------------------------
Vince A. Ackerson                                 C. Keith Cargill

/s/ DAVID L. CARGILL                               /s/ VALERIE M. FREEMAN
---------------------------------                 ------------------------------
David L. Cargill                                  Valerie M. Freeman

/s/ GEORGE F. JONES, JR.
---------------------------------                 ------------------------------
George F. Jones, Jr.                              Larry A. Makel

/s/ DAVID S. NAFZIGER
---------------------------------
David S. Nafziger

                               TEXAS CAPITAL BANK

[SEAL]
                                               By: /s/ GEORGE F. JONES, JR.
                                                  ------------------------------
                                                  President

ATTEST:

/s/ DAVID L. CARGILL
---------------------------------
Secretary



                         A MAJORITY OF THE DIRECTORS OF
                               TEXAS CAPITAL BANK


/s/ VINCE ACKERSON                                 /s/ C. KEITH CARGILL
---------------------------------                 ------------------------------
Vince Ackerson                                    C. Keith Cargill


/s/ DAVID L. CARGILL
---------------------------------                 ------------------------------
David L. Cargill                                  Gregory B. Hultgren


/s/ GEORGE F. JONES, JR.
---------------------------------
George F. Jones, Jr.





         The Corporation hereby joins in the foregoing Amendment, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Corporation has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

                                            TEXAS CAPITAL BANCSHARES, INC.


[SEAL]                                      By:    /s/ JOSEPH M. GRANT
                                                  ------------------------------
                                                  President

ATTEST:

/s/ JOSEPH M. GRANT
---------------------------------
Secretary